EXHIBIT

                                 a(3) 17(a)



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 G. Lee FitzGerald  466 Cuesta Drive Los Altos, California 94024



                                              November 18, 1995




     Mr. Newton C. Kindlund
     Chairman, President and CEO
     Mrs. Joanne Kindlund, Vice President and Secretary
     Holiday RV SuperStores, Inc.
     7851 Greenbrier Parkway
     Orlando, FL 32819

     Dear Newt and Joanne:

          I hereby resign as a director of Holiday RV SuperStores, Inc.

          Please accept my best wishes for Holiday's continued success.


                                              Sincerely yours,

                                              /S/ G. Lee FitzGerald

                                              G. Lee FitzGerald